Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES INTENTION TO REBRAND AS ONITYTM GROUP

Name change proposal to be submitted for approval at upcoming Annual Meeting of Shareholders

New name embodies the Company’s transformation into a balanced and diversified business

Ocwen subsidiary PHH Mortgage expected to rebrand to Onity Mortgage later this year

West Palm Beach, FL – (April 3, 2024) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today announced plans to change its name to Onity Group Inc. The Company will submit a proposal to effect the name change at its Annual Meeting of Shareholders scheduled for May 28, 2024.

Subject to shareholder approval, the Company expects to formally change its name to Onity Group Inc. and begin trading on the NYSE under the stock symbol “ONIT” in June 2024.

“We are very excited about rebranding to OnityTM as it demonstrates our extensive transformation into a balanced and diversified mortgage company and the confidence we have in our business, our capabilities and our team,” said Glen A. Messina, Chair, President and CEO of Ocwen. “Over the past five years, we have steadily grown our mortgage servicing and subservicing portfolios, built a strong and scalable servicing platform with industry-leading cost and operational performance, added multi-channel originations and asset management capabilities, established multiple capital partner relationships to enable capital-light servicing growth, and made significant technology investments to modernize our global platform. Our rebranding efforts represent the continued evolution of our Company.”

Following a rigorous research and brand strategy development analysis, the Company selected Onity as its primary brand name (pronounced ON-it-ee). The Company believes its new name reflects the capabilities of a hard-working team with a can-do attitude and problem-solving culture. Within the name Onity is the phrase “on it,” which conveys action and the promise of dependability, performance and support. The new brand identity will include a fresh, modern and customer-centric look and a brand voice that supports the Company’s commitment to getting the job done.

Messina continued, “Deeply embedded in our culture is the desire to consistently deliver on our commitments to achieve positive outcomes for all of our stakeholders, and this mindset is central to our mission, values and operating principles. We understand what our customers want and the important role we have in delivering on their needs. We believe our new brand genuinely represents how we operate and our focus on delivering results consistent with what our customers expect from us.”

Ocwen’s primary brands, PHH Mortgage Corporation and Liberty Reverse Mortgage, will retain their names at this time. The Company expects to begin rebranding PHH Mortgage Corporation and Liberty Reverse Mortgage to Onity Mortgage later this year to align their names with the new name of the Company.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words, and includes statements in this press release regarding the expected timing and potential impacts of our rebranding.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, shareholder and counterparty response to our proposed rebranding, the timing and receipt of licensing or other regulatory approvals related to the rebranding, changes in market conditions, the industry in which we operate, and our business, the actions of governmental entities and regulators impacting our business, developments in our litigation matters, and other risks and uncertainties detailed in our reports and filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2023 and any current report or quarterly report filed with the SEC since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the intention to change the Company’s name and rebrand as Onity Group Inc. (the “Name Change”) the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements relating to the proposed Name Change. Following the filing of the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement, and a proxy card to the Company’s stockholders as of a record date to be established for voting on the proposed Name Change and any other matters to be voted on at the annual meeting of the Company’s shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED NAME CHANGE THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NAME CHANGE. Investors and shareholders will be able to obtain copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the Shareholder Relations section of the Company’s website www.ocwen.com.

Participants in the Solicitation

The Company and its directors and executive officers are deemed participants in the solicitation of proxies from the shareholders of the Company in relation to matters related to the proposed Name Change and any other matters to be voted on at the annual meeting of shareholders of the Company. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Related Shareholder Matters,” “Executive Compensation,” and “Board of Directors Compensation” contained in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed with the SEC on April 17, 2023 (the “2023 Proxy Statement”). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement for the Company’s annual meeting of shareholders to be filed with the SEC in respect of the proposed Name Change when it becomes available.

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@ocwen.com

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